Exhibit 10.7

SECTION 1- COMMENCEMENT

COUNTY DUBLIN	FOLIO 144964F

1.1	DATE

This Lease is made on the 21st day of October 2013

1.2	PARTIES

Between THE PERSONS IN THE TENTH SCHEDULE (“the Landlord”) of 11 Herbert Place, Dublin 2 of the first part and GLOBOFORCE LIMITED having its registered office at 21 Beckett Way, Park West Business Park, Dublin 12 (“the Tenant”) of the second part and AIRSCAPE LIMITED having its registered office at 18/19, Harcourt Street, Dublin 2 (“The Management Company”) of the third part

NOW THIS INDENTURE WITNESSES

1.3	DEFINITIONS

For the purpose of this Lease the following words and expressions shall have the following meanings and interpretations

1.3.1	“Act of the Oireachtas” means any act of Parliament or Act of the Oireachtas or Law of the European Community now in force in the State or any other Act or law passed having force in the State including any instrument, directive, regulation or bye-law made under them.

1.3.2	“Determination of the Term” means the determination of the term whether by effluxion of time, re-entry under these provisions, accepted notice of surrender or any other means or cause.

1.3.3	“Contractual Term” means from the 1st October 2013 until 28th February 2020.

1.3.4	“Installment Days” means each of the first days of February the first days of May, the first days of August and the first days of November of the term.

1.3.5	“Insured Perils” means damage by fire, explosion, lightning, impact, earthquake, aircraft and other aerial devices and articles dropped therefrom, flood, storm, tempest, impact, subsidence, heave, riot, civil commotion and malicious damage, public liability, bursting or overflowing of water tanks, apparatus, drains, sewers and pipes and other risks, perils, expenses, losses, as the Landlord in its sole discretion may insure against whether or not in the nature of the foregoing.

1.3.6	“the Interest Rate” means the rate (to apply as well after as before any Judgement) equal to the rate from time to time charged by the European Inter Bank offered rate (EURIBOR) (overdraft) rate increased by 2% %. If at any time during the currency of this demise it shall not be possible to calculate the rate of interest then the rate of 12% shall apply.

1.3.7	“Planning Acts” means the Planning and Development Act 2000 and the Planning and Development (Amendment) Act 2002 and any statutory modification or re-enactment of them for the time being in force and any regulations, directives or orders made under them and all Fire Officer Requirements and Local Government Regulations.

1.3.8	“the Landlord” means the party of the first part which expression shall include the personal representative, administrators, successors and assigns of the Landlord being the owners for the time being of the reversion immediately expectant on the Determination of the Term.

1.3.9	“the Premises” means the land and premises described in Part I of the First Schedule and the rights demised and non-structural parts of any buildings or works erected or constructed on them and all additions alterations and improvements (but excluding Tenant’s fixtures and fittings).

1.3.10	“the Rent” means the rent from time to time reserved and covenanted to be paid in the Third Schedule including where the context so admits or requires the rent as increased from time to time upon revision in accordance with the provisions of the First Schedule and Clause 2 of the Third Schedule.

1.3.11	“the Tenant” means the party of the second part which expression shall include its successors and permitted assigns.

1.3.12	“the Term” means the term of years created by this Lease in accordance with the First Schedule Part 3.

1.3.13	“the Management Company” means the party of the third part, its successors and assigns (and the person or persons for the time being who have undertaken the obligations imposed on the Management Company including the agents appointed for the time being to attend to the maintenance, repairs collection of rent and service charges, payments of outgoings and general upkeep of the Estate).

1.3.14	“the Building Common Areas” means the part of the Building or any parts of the Building reserved by the Landlord for common use by the tenants and occupiers of the Building as more particularly described in the Seventh Schedule.

1.3.15	“the Common Areas” means the part of the Estate more particularly described in the Sixth Schedule.

1.3.16	“the Building” means the premises more particularly described in the First Schedule Part 2.

1.3.17	“the Estate” means the land situate at Park West Business Park, Gallanstown, in the County of Dublin to be laid out as a business park called “Park West Business Park” being the lands shown for the purposes of identification only on Plan No. 1 and outlined in red together with any extension or variation thereof by the Vendor but excluding the main distributor road to the roundabout and railway line including proposed footings for a new bridge over the railway.

1.3.18	“Sector 1” means the lands situate at Gallanstown in the County of Dublin to be laid out as a business park being the lands shown for the purposes of identification only on Plan No. 2 outlined in red together with any adjoining lands subsequently acquired or incorporated by the Vendor within the Perpetuity Period and incorporated as part of Sector 1.

1.3.19	“the Rent Review Date” means the 1st day of March 2015

1.3.20	“the Vendor” means Park West (Dublin) Limited having its registered office at 18/19 Harcourt Street, Dublin 2.

1.3.21	“the Partnership Agreement” means the Agreement dated the 16th day of January 1998 and made between the Right Honourable The Lord Mayor Aldermen and Burgesses of Dublin of the one part and Park West (Dublin) Limited of the other part.

1.3.22	“Relevant Review Date” means the rent review date on which the rent is to be reviewed.

1.3.23	“the Management Agreement” means the Agreement dated the 13th of June 2000 and made between Park West (Dublin) Limited of the first part, Park West Management (No. 1) Limited of the second part and the Landlord of the third part.

1.3.24	“the Lettable Areas” means those parts of the Building (including the Premises but other than Building Common Areas) leased or intended to be leased to occupational tenants.

1.3.25	“the Building Service Charge” means 17.025 per cent of the Expenditure in the Eighth Schedule.

1.3.26	“the Rent Commencement Date” is the 1st October 2013.

1.3.27	“the Building Service Charge Commencement Date” means the Rent Commencement Date.

1.3.28	“Business Hours” means for the purpose of the provisions of the services referred to in the tenth schedule from 7.00am to 7.00pm Mondays to Saturdays inclusive excluding Christmas Day, Good Friday, and all usual bank or public holidays and such additional hours as may from time to time be reasonably approved by the Landlord, who shall have regard to the interest of the tenants and occupiers of the buildings.

1.3.29	“Conduits” means all sewers, drains, soakaways, pipes, gulleys, gutters, ducts, mains, water courses, channels, subways, wires, cables, shafts, flues, and other transmission or conducting media and installations (including all fixings, covers, cowls, louvres, and other ancillary apparatus) of whatsoever nature kind or any of them.

1.3.30	“the Service Charge” means 17.025% of the proportion of the cost of the services payable by the Landlord pursuant to the Third Schedule of the Management Agreement.

1.3.31	“the Transfer” means a Deed of Transfer dated the 13th June 2000 made between Park West (Dublin) Limited and the Landlord.

1.3.32	“the Schedule of Condition” shall mean the state of repair of the premises as at the 1st October 2013 .

1.4	INTERPRETATIONS

1.4.1	Any reference in this Lease to any Act of the Oireachtas will be deemed to include any amendment modification or re-enactment for the time being in force.

1.4.2	Any Covenant in this Lease by the Landlord or the Tenant not to do any act or thing will extend to its not suffering or permitting the doing of that act or thing.

1.4.3	Any reference in this Lease to the doing or permitting of any act or thing by the Landlord or Tenant will be deemed to include the doing or permitting of that act or thing by the workmen, servants or other employees or authorised agents of the Landlord or of the Tenant.

1.4.4	All rightful entry exercisable under this Lease by the Landlord will extend to and include the Architects, Engineers, Surveyors, Servants, Contractors, Agents, Licensees, and Employees of the Landlord provided that such right shall only be exercised on giving prior written notice (save in the case of an emergency) and having consulted the Tenant’s security and insurance requirements, all damage caused to the Premises and the Tenant’s property being made good as soon as practicable thereafter by the party exercising such right or, failing which, the Landlord and causing the minimum of inconvenience to the Tenant and its business as is reasonably possible in the circumstances.

1.4.5	The masculine gender will include the feminine and neuter and the singular number will include the plural and vice versa and words importing persons will include firms or companies and where the Tenant shall from time to time be or consist of two or more individuals the covenants expressed to be made by the Tenant shall be deemed to be made jointly and severally.

1.4.6	Any reference to a section, paragraph or sub-paragraph will be a reference to the section, clause, paragraph or sub-paragraph of the provision in which the reference occurs unless from the context it is clear that some other provision is intended.1.4.7 Any interest due by the Tenant to the Landlord will accrue from day to day after as well as before any judgment.

1.5	CAPTIONS

The section headings and captions to the clauses in the index to this Lease are for convenience of reference only and will not be considered a part of or affect the construction or interpretation of this Lease.

THE DEMISE

2.1	Demise, Rent and Covenants

2.1.1

In consideration of the Rent herein reserved and the covenants on the part of the Tenant and the conditions hereinafter contained the Landlord hereby demises unto the Tenant the Premises described in Part 1 of the First Schedule for the Term and at the Rent set out in Part 3 of the First Schedule subject to the Rent Review provisions set out in Part 4 of the

First Schedule and the Building Service Charge to be paid on demand and in accordance with the Eighth Schedule and the Service Charge to be paid on demand and to payment of the Tenant’s proportion of the Insurance Premium to be paid on demand and in accordance with clause 8 of Part 1 of the Third Schedule for the consideration aforesaid.

2.1.2	The Landlord demises and the Management Company demises and confirms unto the Tenant the rights set out in Part 1 of the Second Schedule but excepting and reserving unto the Landlord and the Management Company and their tenants servants agents licensees and all other persons entitled from time to time the easements rights and privileges set out in the Second Schedule Part 2.

2.1.3	The Tenant covenants with the Landlord in the manner set out in the Third Schedule.

2.1.4	The Landlord covenants with the Tenant in the manner set out in the Fourth Schedule.

2.1.5	The demise made is subject to the provisions and matters set out in the Fifth Schedule now agreed and declared by and between the Landlord and Tenant.

2.1.6	The Tenant covenants with the Landlord and the Management Company to observe and perform the covenants contained in the Third Schedule of the Management Agreement and also the obligations set out in the Fourth Schedule of the Management Agreement insofar as the covenants and obligations apply to the Tenant in relation to its use and occupation of the Premises and having regard to its obligations herein.

2.1.7	The Management Company covenants with the Tenant that subject to the payment by the Tenant of the Service Charge in accordance with the terms hereof and the performance and observance by the Tenant of the covenants and obligations contained in the Third Schedule of the Management Agreement (in accordance with Clause 2.1.6 thereof) it will at all times during the continuance of this demise observe and perform the obligations set out in the Fourth Schedule of the Management Agreement from the completion of the transfer of the Commons Areas.

2.1.8	The Landlord covenants with the Tenant that subject to the payment by the Tenant of the Service Charge in accordance with the provisions of the Management Agreement together with any other sums which may from time to time become due that it will at all times during the continuance of the demise discharge the Service Charge for the Building and comply with the obligations in the Third Schedule of the Management Agreement insofar as they are not imposed on the Tenant herein and further will use all reasonable endeavours to procure compliance with the obligations in the Fourth Schedule of the Management Agreement.

2.2	CERTIFICATES

It is certified:

2.2.1	That for the purposes of S29 of the Companies Act 1990 that the Landlord and the Tenant are not bodies corporate connected with one another in a manner which would require this transaction to be ratified by resolution of either.

2.3	ASSENT TO REGISTRATION

The Landlord assents to the registration of this Lease as a burden on the Folio mentioned in Part 1 of the First Schedule and consents to the use of the original Land Certificate (if issued) of the said Folio in that respect.

FIRST SCHEDULE

PART I - THE PREMISES

ALL THAT AND THOSE the property shown for the purpose of identification only utlined in red on Plan No. 3 annexed hereto being part of the lands described in Folio 144964F of the Register of Freeholders County of Dublin more particularly being ALL THAT portion of the Building comprising part of the ground floor of Block 21 Park West Business Park including;

The internal plaster surfaces and finishes of all structural or load bearing walls and columns of the Premises or which enclose the same but not any other part of such walls and columns.

The entirety of all internal non structural or non load bearing walls and columns.

The floor finishes save that the lower limit of the Premises will not extend below the floor finishes except that raised floors and the cavity below them will be included.

The ceiling finishes including all suspended ceilings (if any) and light fittings save that the upper limit of the Premises will not extend to anything above the ceiling finishes (except that the cavity above any suspended ceiling shall be included).

All window frames and window furniture and all glass in the windows and all doors, door furniture and door frames.

All Landlord’s plant fixtures and fittings including all sanitary and hot and cold water apparatus and equipment and the radiators (if any) and all fire fighting equipment and hose excluding the air-conditioning unit.

All conduits within and exclusively serving the Premises.

together with the 5 car parking spaces outlined in red on plan no. 4 and being part of the lands comprised in Folio 144964F of the Register of Freeholders County of Dublin

FIRST SCHEDULE

PART 2 - THE BUILDING

ALL THAT AND THOSE the building known as Block 21 Park West Business Park, Gallanstown, Co. Dublin and including:

1.	the Building Common Areas

2.	All the conduits or plant in, upon or under or are exclusively serving it.

3.	All Landlords fixtures and fittings

4.	All alterations and improvements to it but excluding the airspace above and the ground below the Building

PART 3 - THE TERM AND INITIAL RENT

THE TERM

From the 1st October 2013 until 28th February 2020 and any period of overholding or extension or continuance by Statute or Common Law.

THE RENT

2.1	The Tenant shall pay during the period to the 1st February 2015 the yearly Rent of €45,468 (calculated as follows 5371 sq ft @ €8 = €42,968 plus 5 car park spaces @ €500 per annum = €2,500) without any deduction, set off or counterclaim and after that during the successive period of five years from the 1st day of March 2015 a revised Rent as reviewed in accordance with Part 4 of this Schedule

2.2	The Rent for each year of the Term is to be paid quarterly in advance on the Installment Days commencing on the Rent Commencement Date.

PART 4 - RENT REVISION

RENT REVIEWS

1.

From and including each Rent Review Date the Rent firstly reserved in the Lease shall be the full open market yearly rent (of the premises measuring 5,371 square feet) referred to below and for the avoidance of doubt the Open Market Rent may be less than the passing rent which revised Rent may be agreed at any time between the Landlord and the Tenant and the Landlord shall write to the tenant six months prior to the Rent Review Date with a proposed viewed rent or (in the absence of agreement) may be determined not earlier than the Relevant Review Date by an arbitrator or an expert to be nominated (in the absence of agreement between the parties) upon the application (made not more than two calendar months before or any time after the Relevant Review Date) of the Landlord and (or if the Landlord fails to make such application, within twenty-eight days of being requested in writing so to do by the Tenant then on the application of the Tenant) by the Chairman of the Society of Chartered Surveyors (hereinafter called “the Society”) and the revised Rent so to be determined by the arbitrator, or the expert, as the case may be, shall be such as in his opinion represents at the Relevant Review Date the full open market yearly Rent for the Premises let as a whole without fine or premium, making the following Assumptions but disregarding the disregards:-

(A)	ON THE BASIS of a letting with vacant possession thereof by a willing Landlord to a willing Tenant for the residue then unexpired of the Term or fifteen years whichever is the longer and subject to the provisions in the Lease set forth (other than as to the amount of the Rent firstly reserved but including the provisions for review of the Rent); and

(B)	ON THE ASSUMPTION (if not a fact) that:-

1.	at and until the Relevant Review Date all the convenants and conditions contained in the Lease have been fully performed and observed;

2.	in the event of the Premises having been damaged or destroyed and not having been fully repaired reinstated or rebuilt (as the case may be) such damage or destruction had not occurred

3.	the Premises are in good and substantial repair and condition and are free from all defects and are fully fitted out and ready for immediate beneficial occupation and use;

4.	the Premises (and the use thereof) comply in all material respects with the Planning Acts

5	the Tenant is in the market as a willing Tenant for the Premises

6.	No Work has been carried out onto the Premises during the Term by the Tenant his subtenant or their predecessors in title that has diminished the rental value of the Premises

7.	Concessions if available in the market shall be taken into account in analyzing the Open Market Rent.

(C)	BUT DISREGARDING any effect on the letting value of:

1.	the fact that the Tenant or any subtenant is or has been in occupation of the Premises or any part thereof

2.	the goodwill which shall have attached to the Premises by reason of the business carried on thereafter by the Tenant

3.	any authorised works executed by and at the expense of the Tenant in, on to or in respect of the Premises other than required works PROVIDED that in the interpretation of this sub-paragraph (x):- the expression “the Tenant” shall extend to include the Tenant or any predecessor in title of the Tenant or any party lawfully occupying the Premises or any part thereof under the Tenant and the expression “required works” shall mean works executed by the Tenant in pursuance of an obligation imposed on the Tenant (i) by this Lease or by any lease of which this Lease is a renewal OR (ii) by an agreement for the granting of this Lease or of any lease of which this Lease is a renewal or by virtue of any licence or deed of variation relating to the Premises, and

4	any diminution on the full open market yearly rental value of the Premises attributable to any restriction as to the use of the Premises imposed either by this Lease or by any Agreement supplemental thereto.

2.	All arbitrations hereunder shall be conducted in accordance with the provisions set forth in the Arbitration Acts 1954 to 1998 or in any Act or Statutory rule or order extending, amending, modifying or replacing the same and for the time being in force.

3.	An expert in relation to any matter so to be determined by him shall:-

i.	give notice of his nomination to the Landlord and the Tenant;

ii.	be entitled to enter the Premises as often as he may reasonably require for the purpose of inspection and examination;

iii.	afford to each of the parties concerned a reasonable opportunity of stating (whether in writing or otherwise as may be decided by him and within such time as he may stipulate in that behalf) reasons in support of such contentions as each party may wish to make relative to the matter or matters under consideration;

iv.	act as expert and not as an arbitrator and so that his determination or determinations shall be final and conclusive between the parties;

v.	be entitled to seek and pay for advice on any matter which he reasonably considers pertinent to the reference or to his determination thereof;

vi.	be empowered to fix his reasonable fees in relation to any such reference and determination in matters incidental thereto which said fees and any reasonable expenses incurred by the expert or in or about the said reference and determination shall be shared equally between the Landlord and the Tenant;

vii.	give notice in writing of his determination to the Landlord and the Tenant within such time as may be stipulated by the terms of his appointment or in the event of there being no such stipulation within six calendar months of the acceptance by him of the nomination to act in the matter PROVIDED ALWAYS that the expert may defer the giving of such notice until such time as his fees and expenses as aforesaid shall have been discharged.

4.	Either party shall be at liberty to pay the entire of the fees and expenses as aforesaid of the expert in which event the party having discharged such fees and expenses shall be entitled to be reimbursed by and to recover from the other on demand any proportion so paid on behalf of such other.

5.	In the event of the President or Chairman or other officer endowed with the functions of the President or Chairman of the Society as shall be relevant for the purposes of Paragraph 1 of this Schedule being unable or unwilling make the nomination therein mentioned the same may be made by the next senior officer of the Society who shall be so able or willing.

6.	If any arbitrator or expert shall relinquish his appointment or die, or if it shall become apparent that for any reason he shall be unable or shall have become unfit or unsuited (whether because of bias or otherwise) to complete his duties, or if he shall be removed from office by Court Order, a substitute may be nominated in his place and in relation to any such nomination the procedures set forth above shall be deemed to apply as though the substitution were a nomination de novo which said procedures may be repeated as many times as may be necessary.

7.	If the revised Rent in respect of any period (“the Current Period”) shall not have been ascertained on or before the Relevant Review Date, Rent shall continue to be payable up to the Gale Day next succeeding the ascertainment of the revised Rent at the rate payable during the preceding period AND on such Gale Day the Tenant shall pay to the Landlord the appropriate installment of the revised Rent together with any shortfall between (i) the aggregate of rents (including such installment if payable in arrear) actually paid for any part of the Current Period and (ii) Rent at the rate of the revised Rent attributable to the interval between the Relevant Review Date and such Gale Day and together also with interest on the said shortfall such interest to be computed on a day to day basis and to be calculated at the Base Rate. For the purpose of this paragraph the revised Rent shall be deemed to have been ascertained on the date when the same shall have been agreed between the parties or as the case may be on the date of the nomination to the Tenant of the award of the arbitrator, or the determination of the expert as the case may be.

8.	If there should be in force at the commencement or during the currency of any particular relevant period any Statute or Order (directly or indirectly) prohibiting or restricting an increase of Rent in respect of the Premises the provisions of this Schedule and of the Lease may nevertheless be invoked or reinvoked to determine the Rent which would but for the said prohibition or restriction be payable during such relevant period but (if appropriate) the further implementation thereof shall be suspended in effect for such period as may be required by law.

9.	When and so often as the revised Rent shall have been ascertained pursuant to these provisions memoranda recording the same shall thereupon be signed by or on behalf of the Landlord and the Tenant and shall be annexed to the Lease and its Counterpart and the parties shall bear their own costs in relation to the preparation and completion of such memoranda, and the Tenant will pay all stamp duty (if any) due on any such memorandum to the Landlord within 3 working days of demand.

10.	Time shall not be of the essence in determining the revised Rent

SECOND SCHEDULE

PART 1 -TENANTS RIGHTS

1.	PASSAGE OF SERVICES FOR THE TENANT

The right (subject to interruption for repair, alteration and renewal) to the free passage and running of water, soil, gas, electricity and other non deleterious matter (in common with the Landlord and other tenants of the Landlord and the Vendor and all other persons entitled) through the appropriate sewers, drains, mains, pipes, wires, cables, water courses, channels, conduits or subways now or with in the Perpetuity Period constructed upon the land belonging to the Landlord for the service of the Premises.

2.	SUPPORT FOR THE PREMISES

The rights of shelter, protection and support in so far as the Building now affords shelter protection and support to the Premises.

3.	RIGHT OF WAY

The right for the Tenant and all persons expressly or by implication authorised by it (in common with the Landlord and all other persons having a like right) to pass and repass to and from the Premises at all times for all purposes connected with the use and enjoyment of the Premises (but not otherwise) over and along the entrance ways corridors, pedestrian walkways, stairwells, reception and foyer areas of the Building Common Areas and the benefit of the right to pass and repass to and from the Premises at all times for all purposes connected with the use and enjoyment of the Premises (but not otherwise) with or without vehicles of any description over and along the Estate roads to and from the public road.

PART 2 - RIGHTS EXCEPTED AND RESERVED TO THE

LANDLORD AND OTHERS

1.	PASSAGE OF SERVICES FOR THE LANDLORD AND OTHERS

For the Landlord and the Management Company and the Vendor the full, free and uninterrupted passage and running of water, soil, gas, electricity, telecommunications transmissions and other non deleterious matter from and to any part of the Building and to any adjoining or neighbouring buildings or structures (now or within the Perpetuity Period constructed) or through the appropriate sewers, drains, mains, pipes, wires, cables, water courses, channels, conduits or subways now in or within the Perpetuity Period to be in or over or under the Premises.

2.	ENTRY

2.1	The full and free right and liberty to the Landlord, the Management Company and the Vendor to enter (after at least 2 days prior written notice except in the case of an emergency) upon the Premises at all reasonable times for the purpose of connecting, laying, inspecting, repairing, cleansing, maintaining, amending, altering, replacing, relaying or renewing any sewer, drain, main, pipe, wire, cable, water course, channel, conduit or subway and to erect construct or lay in over under or across the Premises any sewers, drains, mains, pipes, wires, cables, holes, structures, fixtures or other works for the drainage of or the supply of water, gas, electricity, telecommunications transmissions, heating, steam, radio and television signals and other services to other Premises causing as little inconvenience as possible to the Tenant.

2.2	The right to enter upon giving reasonable notice onto and remain for no longer than reasonably necessary on the Premises for the purpose of performing any obligation or carrying out any work which the Landlord and/or the Management Company is obliged either to the Tenant and/or to any other party to perform or carry out whether under this Lease or otherwise.

3.	REBUILD ADJOINING BUILDINGS

The right to rebuild or alter any of the buildings adjoining or near to the Premises or within the Building and to build, upon or use any land belonging to the Landlord or the Vendor other than the Premises at any time or times and for any purpose whatsoever causing as little inconvenience, interference or damage as possible to the Premises or to the access and enjoyment of light or air whether to the existing or to any future windows or apertures of any structures of any description for the time being on the Premises as agreed to be enjoyed under the express consent of the Landlord and the Vendor or the Management Company who may interfere with the access and enjoyment without any formal revocation of the consent.

4.	ALTERATIONS

4.1	The full free right and liberty on giving 7 days prior written notice to enter upon the Premises to build on or into any dividing boundary or party walls or fences upon the Premises subject to all damage thereby occasioned being made good with all convenient speed by the person or persons exercising such right.

4.2	The full, free right and liberty to execute work and repairs and to make erections upon or to erect, rebuild or alter the Estate, the Building (exclusive of the Premises) and adjoining buildings and the erection of scaffolding notwithstanding that the execution of the said works and repairs may temporarily interfere with the occupation, use, amenity or enjoyment of the Premises and subject to any damage thereby occasioned made good at all convenient speed.

4.3	The full, free right and liberty to the Landlord at all reasonable times to enter upon the Premises to view the state and condition of and to repair and maintain the Building and nearby premises if the works required to be done upon same cannot otherwise be carried out in a reasonably practicable manner, acknowledging that the access of light and air enjoyed by the Premises or any part thereof may thereby be interfered with; and subject to any damage thereby occasioned to the Premises being made good at all convenient speed by the person exercising such rights.

4.4	To the Landlord and the Vendor the full, free right and liberty to build upon or under, alter or develop or use in any manner (including the erection of scaffolding upon the Building) the Estate excluding the Premises and to authorise any present or future owner or occupier of the Estate to demolish, build or rebuild, alter or develop the buildings thereon or use the same in any manner provided same does not materially affect the Tenant’s use and enjoyment of the Premises and business carried on therein.

4.5	The full, free right and liberty after due notice (if the Tenant shall fail to comply with any of the covenants on the Tenant’s part relating to the repair, maintenance, upkeep, or layout of the Premises) to enter the Premises for the purpose of carrying out such works as are necessary to ensure that such covenants are complied with in full.

5.	SUPPORT FOR OTHER PROPERTY

Full rights of shelter protection and support in so far as the Premises comprised within the Building now affords shelter protection and support for the Building for the adjoining land and buildings and (including premises above and below the Premises if any ) of the Landlord and the Landlord’s other tenants.

6.	MINES AND MINERALS

All mines and minerals in on or under the Premises with full powers of working and extraction (reasonable compensation being made for any damage occasioned to the Premises).

7.	EASEMENT AND PRIVILEGES

All rights, easements and privileges now belonging to or enjoyed by any adjoining or neighbouring property of the Landlord or the Vendor.

8.	REPAIRS

The rights to enter and carry out repairs to the Premises where the Tenant is responsible under the terms of this Lease where the Tenant has failed to carry them out after proper notice.

9.	AIRSPACE

In favour of the Landlord, the airspace above and below the Premises or any part thereof.

THIRD SCHEDULE

TENANT’S COVENANTS

PART 1 - PAYMENTS

THE TENANT COVENANTS WITH THE LANDLORD TO OBSERVE AND PERFORM THE COVENANTS AND PROVISIONS CONTAINED IN THE THIRD SCHEDULE

1.	RENT

To pay the Rent without any deduction, set off or counterclaim to the Landlord by equal (except in the case where these presents permit or require otherwise) quarterly payments in advance on the Installment Days in each year without any deduction and so proportionately for any fraction of the year.

2.	REVISED RENT

If the Rent shall be varied from time to time pursuant to the provisions of Parts 3 and 4 of the First Schedule to pay from the Relevant Review Date the varied Rent on the Installment Days and the Rent as so varied shall remain payable until the next Rent revision or the determination of the Term as the case may be.

3.	RATES AND TAXES

To pay and discharge all rates, taxes, assessments, impositions, duties, charges and outgoings whether parliamentary, local or otherwise payable in respect of the Premises whether by the owner or occupier.

4.	LEGAL AND OTHER CHARGES

To pay on demand to the Landlord from time to time all solicitors, surveyors and other charges incurred by the Landlord in or in contemplation of any application to the Landlord for any consent pursuant to these covenants and of any notice or proceedings under S14 of the Conveyancing and Law of Property Act 1881 by the Landlord notwithstanding that forfeiture shall be avoided otherwise than by relief granted by the Court and of the preparation and service of any schedule of dilapidations served during or after the determination of the term and to keep the Landlord fully indemnified.

5.	REPAIR COSTS

If Tenant is in breach of the Tenant’s obligations of repair and maintenance more particularly described in the Third Schedule - Part 2 and after due notice the Landlord may exercise the Landlord’s rights and remedy such breach or breaches, and in such event, to pay to the Landlord on demand the amount or amounts expended by the Landlord in effecting the remedy and on demand the amount shall be deemed to be a liquidated debt due to the Landlord.

6.	STAMP DUTY

To pay the stamp duty on the original and on the counterpart of this Lease (and any documents recording a rent revision) if applicable and to register this Lease in the Land Registry or Registry of Deeds as appropriate.

7.	VAT

7.1	To pay the Landlord on demand (subject to the appropriate invoicing procedure)

The amount or amounts of Value Added Tax (VAT ) (as appropriate) payable:

7.1.1	in respect of the granting of this Lease or assignment of the Lease

7.1.2	on the Rent

7.1.3	on any services or works supplied to the Tenant or for the benefit of the Premises by the Landlord or the Management Company in accordance with these terms.

7.1.4	on the Service Charge.

7.2	To pay and indemnify the Landlord against and VAT or any part thereof previously reclaimed (or deducted) by the Landlord which in the event of any assignment, subletting, change of use or other alienation or activity on the part the tenant gives rise to an obligation on the part of the Landlord to repay such amounts to the Revenue Commissioners.

7.3	To deliver to the Landlord in a timely manner any documentation required to be delivered under section 12E of the VAT Act 1972 (as amended) and shall for the avoidance of doubt keep and where called upon to do so deliver up to the Landlord all records which he is obliged to rertain in connection with the Capital Goods Scheme in respect of both the premises and any works carried out therein.

8.	INSURANCE

To pay on demand to the Landlord during the Term a sum or sums equal to 33.83% of the insurance premium or premiums (such sum or sums to be reserved as Rent) payable by the Landlord pursuant to Paragraph 2 of the Fourth Schedule to the intent that upon the service by the Landlord on the Tenant of a written notice it will immediately become a debt due by the Tenant to the Landlord and recoverable as Rent in arrears.

9.	SERVICE CHARGES

To pay on demand to the Landlord the Service Charge for the services provided by the Management Company.

10.	BUILDING SERVICE CHARGES

10.1	To pay on demand to the Landlord the Building Service Charge payable in respect of the Premises as calculated in accordance with the provisions of the Eighth Schedule for the services provided to maintain the Building Common Areas.

PART 2 - REPAIR AND MAINTENANCE

1.	REPAIR OF THE PREMISES

At all times during the Term to repair and to put and keep in good order, repair and condition and in good decorative condition from time to time and at all times during the said Term the interior of the premises and every part thereof and any additions, alterations and extensions thereto save and except for the such additions alterations and extensions undertaken by the tenant with the express written consent of the Landlord and to keep in good repair and condition and replace where necessary all sanitary and water apparatus, glass, conduits, utilities, electrical systems and the Landlord’s fixtures and fittings thereon belonging or which shall belong to the same with all necessary and usual reparations dealings and amendments whatsoever (damage by any of the Insured Perils hereof excepted if and so long only as the policy or policies of insurance shall not have been vitiated or payment of the policy names withheld ror refused in whole or in part by reason of any act, neglect or default of the Tenant or the servants, agents or invitees of the Tenant).

Without prejudice to the generality of the above, the Tenant shall not be obliged to put the property into a better state of repair and condition than existed as at the 1st October 2013. The Tenant obligation to reinstate shall be limited to the removal of any partitions and signage (if required by the Landlord).

2.	PAINTING OF PREMISES

From time to time not being less than once in every five years of the term in a like manner to wash, paint whitewash, whiten, paper or colour all the inside woodwork, ironwork, walls and ceilings of the Premises and to regrain and varnish all parts of the Premises previously or usually grained or varnished and to maintain any metal or plastic finishes.

3.	WORKS

To do all such works as may be directed or required by any Statutory Authority or any public or other authority to be done during the term in respect of the Premises whether by the owner or occupier or Landlord or Tenant and to indemnify and keep indemnified the Landlord against all claims and liabilities.

4.	STATUTORY NOTICES

To comply at the Tenant’s own expense with any statutory notice lawfully served by any Local or Public Authority upon the Tenant concerning the Premises.

5.	PERMIT ENTRY

To permit the Landlord and any superior landlords their surveyors and agents with or without workmen and others at all reasonable times after due notice in writing (except in cases of emergency when no notice shall be required) to enter into and upon and remain on the Premises and every part thereof and to take a plan of and examine the state of repair and condition of the same and take inventories of the Landlords fixtures to be yielded up at the expiration of the said term and within two calender months (or sooner if requisite) after notice in writing to the Tenant of all defects and wants of reparation found on such examination shall have been given to repair and make good the same according to such notice and the covenants on that behalf herein contained and in case the Tenant shall make default in so doing it shall be lawful for the workmen or others to be employed by the Landlord to enter upon the Premises (but without prejudice to the proviso for re-entry contained) and repair and restore the same and all expenses incurred shall on demand be paid by the Tenant to the Landlord and if not paid shall be recoverable by the Landlord as liquidated damages.

PART 3 - USE

1.	AUTHORISED USE

Not to use, exercise or carry on or permit to be used, exercised or carried on in any part of the Premises any trade or business other than that of offices for the business of the tenant but subject always to and within the limits of the other provisions of this Lease.

2.	USE AND INSURANCE

Not to carry on upon the Premises any trade or occupation nor to do any other thing which may make void or voidable the insurance of the Premises against the Insured Perils.

3.	NUISANCE

Not to do about the Premises anything which may be immoral or illegal or a nuisance or an annoyance or a disturbance to the Landlord or any of its tenants or the neighbourhood.

4.	INSURANCE

Not to do in the Premises anything which may render payable any increased or extra premium for the insurance without the prior written consent of the Landlord (which consent will not be unreasonably withheld).

5.	SAFETY

Not to do or permit any act to be done upon the Premises that may endanger the safety or stability of the Premises or the adjoining property of the Landlord or any neighbouring property.

6.	STORAGE

Not to store or place any inflammable, dangerous or explosive substance, liquid or gas upon the Premises other than a container or building properly constructed for the purpose and having obtained the prior written consent of the Landlord and the approval of the Local Authority.

7.	PLANNING

Not to contravene or permit to be contravened the Planning Acts by any act or omission.

8.	OVERLOADING

Not to overload any part of the Premises or the supplies and services.

9.	ADVERTISEMENT RESTRICTION

Not to place or erect any advertisement or advertisement board or illuminated sign or anything in the nature of an advertisement by display of lights or otherwise without the prior consent in writing of the Landlord which consent will not be unreasonably withheld or delayed. The Tenant shall however be entitled at all times during the term of the Lease to display extensive signage in the ground floor lobby and on the second floor lobby and toilet doors identifying the premises as the Tenants Irish Headquarters. The Landlord also consents to the signage being displayed externally and on the Tenant car park spaces as agreed between the parties.

10.	UNAUTHORISED ADVERTISEMENTS

On the written demand of the Landlord to remove or cause to be removed any advertisement, advertisement board, sign or thing in the nature of an advertisement which may have been erected fixed or placed or displayed without consent.

11.	RUBBISH AND WASTE

Not to leave any rubbish or waste in any open part of or outside the Premises. Nor to leave refuse and/or building skips in any part of or outside the Premises without first entering into a licence agreement with the Landlord.

12.	AUCTIONS

Not to hold any sale by auction on the Premises without the Landlord’s consent.

13.	STORAGE

At all times to keep all materials or articles including raw materials finished goods, plant or equipment (if any) as shall be stored outside the building on the Premises in part or parts only on the Premises as shall have been previously approved by the Landlord for the purpose and to stock the materials or articles in part or parts of the Premises in such a way as not to be or to become a danger, nuisance or disturbance to the Landlord or the Landlord’s Tenants or occupiers for the time being of the Building or the Landlord’s adjoining lands and to observe all reasonable directions as to the height and method of storing the materials or articles.

14.	DEVELOPMENT

Not without the prior written consent of the Landlord which consent shall not be unreasonably withheld to make any material change in the use of the Premises or any part of it and not to institute any change of use if it involves development within the meaning of the Planning Acts save as provided in this Lease.

15.	PLANNING

Not without the prior written consent of the Landlord which consent shall not be unreasonably withheld or delayed to make application to the Planning Authority as defined by the Planning Acts and to any other authorities concerned for any permission required in connection with the making of the change of use and the application will if the Landlord so directs be made in the name or on behalf of the Landlord and all other persons (if any) for the time being interested in the Premises.

16.	NOTICES

Within seven days of the receipt of notice of the same to give full particulars to the Landlord of any permission notice or order made given or issued to the Tenant by any Government Department or Local or Public Authority under or by virtue of any statutory power and if so required by the Landlord to produce such permission notice or order or proposal for a notice or order to the Landlord and also without delay to take all reasonable and necessary steps to comply with any such notice or order and also at the request of the Landlord to make or join with the Landlord in making objections or making representations against or in respect of any such notice order or proposal as aforesaid as the Landlord shall deem expedient.

17	BUILDINGS AND ADDITIONS PROHIBITION

Not to erect any new building on the Premises nor to make any addition to or alteration in the plans, elevations, or construction of any building comprised in the Premises without the consent in writing of the Landlord which consent shall not be unreasonably withheld.

18.	REMOVAL OF UNAUTHORISED STRUCTURES

On demand to pull down and remove any erection, addition or structure made in breach of these clauses and also on demand to amend, restore, replace or rebuild the Premises according to the original plans and elevation.

19.	COMPLIANCE WITH LEGISLATION

To comply with all relevant requirements of the Factories Act 1916-1955 or any similar Act of the Oireachtas affecting the use of the Premises.

20.	PARTNERSHIP AGREEMENT

To co-operate fully with the Landlord and The Right Honourable The Lord Mayor, Aldermen and Burgesses of Dublin in their implementation of the terms and conditions of the Partnership Agreement and to comply with any of the terms of the agreement in so far as they affect the Tenant.

PART 4 – ALIENATION

NO ASSIGNMENT OR UNDERLETTING.

1.1	Not without the prior consent of the Landlord (consent not to be unreasonably withheld or delayed (the Landlord being obliged to respond within 14 days of any written request) but may be subject to reasonable conditions) to assign, underlet or part with or sublet or share possession or occupation of the entire or part of the Premises.

1.2	The Tenant shall be entitled to sub-let the premises subject to receipt of the landlords consent in writing (consent not to be unreasonably withheld or delayed). The Tenant shall be entitled to sub-let the Premises as many times as required by the Tenant during the Term of the Lease, at the lower of the then passing rent or the then prevailing open market rent levels.

1.3	The Tenant shall without the consent of the Landlord be entitled to sublet all or portion of the Premises, or share the Premises with any group related company subject, to notifying the Landlord of same and subject to an agreement being entered into by the Assignee with the Landlord covenanting to comply with the terms and conditions of the Management Agreement referred to in the Lease and comply with the terms and conditions contained in the Lease including the covenant not to further assign or sublet without the written consent of the Landlord (consent to be unreasonably withheld or delayed).

ALIENATION CONDITIONS

2.1	All assignments and sublettings permissible under this Lease will oblige the assignee to enter into a covenant to comply with the terms and conditions of the Management Agreement.

All subleases or Assignees shall sign a Deed of Renunciation renouncing their rights under the Landlord and Tenant Acts.

2.2	An express covenant shall be given by the sub-tenant with the intermediate Landlord to observe and perform the covenants contained in this Lease including a covenant not to further assign, sublet or part with possession of the Premises without the written consent of the Landlord (consent not to be unreasonably withheld or delayed).

2.3	In the case of an assignment the Landlord may require a Guarantor or Guarantors acceptable to a reasonable and prudent Landlord to covenant with the Landlord to guarantee the performance by the assignee of all of its obligations under the Lease including the payment of the Rent, the Service Charge and the Building Service Charge.

2.4	For the avoidance of doubt it is hereby confirmed that the Tenant may sublet the Premises or part thereof for a sum less than the then passing rent.

2.5	All assignments and sublettings permissible under this Lease will require the Tenant and it’s Sub lessee or in the case of a proposed assignment, the Assignee to seek the permission of the Landlord to the execution of any works requiring a subdivision of the property and shall with their application for such permission for subletting or assignment where subdivision of the property is required or otherwise on application for permission for such works submit detailed drawings plans and specifications comprehensively detailing the proposed works (consent to such works not to be unreasonably withheld or delayed). It shall be reasonable for the Landlord to set reasonable conditions to any such consent to include but not limited to the requirement that the works comply with Planning Laws, Building Control and Fire Safety Regulations and to be completed within time deadlines and during certain hours.

2.6	Any such work as is envisaged in paragraph 4.2.5 hereof and for which consent has been given by the Landlord shall be undertaken expeditiously by the party seeking consent and that party shall within upon completion of the works but no later than 21 days following a demand by the Landlord provide to the Landlord satisfactory evidence from properly qualifed professionals of compliance with Planning Laws, Building Control and Fire Safety

NOTICE OF ALIENATION

Without prejudice to the other provisions of this clause not later than one month after any assignment, underletting or devolution of the Premises to produce to the Landlord for registration the relevant instrument (if registerable) with a copy for retention by it and to pay to the Landlord the sum of Five Euros as a registration fee (if applicable).

PART 5 - INSURANCE

1.	TO INSURE

1.1	To insure any panelling or partitions which are or shall be at any time during the term affixed into or about the Premises and all additions, alterations and improvements thereto and all trade and Tenant’s fixtures, fittings and stock against loss, or damage by the Insured Perils and to produce the relevant Policy or Policies and latest receipt for premium to the Landlord or its agent if so requested.

1.2	To effect and keep in force Public Liability, Employers Liability and such other Insurances (to the extent that such insurance cover is available) as may be necessary to indemnify the Landlord against all and any expenses, costs, claims, demands, damages and other liabilities as hereinbefore specified and to extend such policies of Insurance so that the Landlord is indemnified by the Insurers in the same manner as the Tenant and whenever acquired to do so by the Landlord to produce to the Landlord the said policy or policies together with satisfactory evidence that the same are valid and subsisting and that all premiums due thereon have been paid.

1.3	To give immediate notification to the Landlord in the event of the Premises or any part thereof being damaged or destroyed by any of the Insured Perils.

PART 6 - MISCELLANEOUS

1.	DESTRUCTION/INSURANCE IRREVOCABLE

In the event of the Building and the Premises or any of them or any part of them being destroyed or damaged by any of the Insured Perils and the insurance money under any policy of insurance effected by reason of any act or default of the Tenant being wholly or partially irrecoverable then in every case to reimburse the Landlord the shortfall payable in reinstating the building on receipt of certified expenses (by the Landlord’s Architect) paid in reinstating the premises.

2.	ACCIDENT ON THE PREMISES

The Tenant covenants to indemnify the Landlord against all actions, claims, costs, damage and expenses arising out of any accident happening or any injury suffered by the Tenant, its visitors, entrants, servants, agents, officials or any other person or persons on at or near the Premises arising through the neglect omission or default of the Tenant.

3.	OPTION TO TAX VAT

The Landlord is exercising his option to tax the letting in accordance with section 7A(1) of the Vat Act 1972 ( as amended) and will charge Vat on the rents payable by the Tenant in pursuance of this Lease on the grant thereof at the standard Vat rate (currently 21%) but is reserving the right to cancel the option during the term. The Landlord will notify the Tenant of any intention to cease to charge Vat on the rents during the term.

4.	ACCESS

The Tenant shall be entitled to access the car park and the Premises at all times 24 hours a day, 7 days a week, 365 days a year.

FOURTH SCHEDULE

LANDLORD’S COVENANTS

1.	QUIET POSSESSION

The Tenant upon paying the Rent and performing and observing the Tenant’s Covenants will peaceably hold and enjoy the Premises during the Term without any interruption or disturbance from or by the Landlord or any person lawfully claiming by, through, under or in trust for the Landlord.

2.	INSURANCE

2.1	Subject to being put in funds by the Tenant in accordance with clause 8 of Part 1 of the Third Schedule to insure and keep insured (to the fullest extent that insurance is reasonably procurable) the Building against the Insured Perils together with Architects and Quantity Surveyors and other consultants fees and three years loss of Rent, Service Charge, Buildings Service Charge and all stamp duty and other taxation payable on any building contracts and at the request of the Tenant to produce the policy or a copy of it or the latest premium receipt.

2.2	To put in place public liability insurance with a reputable insurance office covering liability for injury to persons in the Building Common Areas or any part of them and to make all payments necessary for these purposes within seven days after it becoming payable.

3.	DESTRUCTION OR DAMAGE

In the event of the Premises or any part of it being destroyed or damaged by any of the Insured Perils then (unless the insurance of the Premises shall have been vitiated by the act of neglect default or omission of the Tenant) with all reasonable speed to pay out on repairing and reinstating it (or if the Landlord considers it reasonable in replacing on a new for old basis) in good and substantial manner all money received by virtue of the insurance other than insurance against loss of Rent and Service Charge. In the event of the Landlord being prevented (for whatever reason) from rebuilding or reinstating the Premises the Landlord shall be relieved from its obligations to reinstate same and if such rebuilding and reinstatement shall continue to be so prevented for three years after the date of the destruction or damage the Landlord or Tenant may at any time after the expiry of such three year period determine this demise (without costs or compensation) but without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant whereupon the insurance monies insofar as they relate to the Premises shall be paid exclusively to the Landlord.

4.	PROVISION OF SERVICES

Subject to reimbursement by the Tenant of the Building Service Charge, to use all reasonable endeavours to provide the services specified in the Ninth Schedule in accordance with the principles of good estate management.

5.	AIR CONDITIONING

The Landlord will maintain the air-conditioning system of the building and shall charge any repairs or maintenance of same (where same is not covered in the insurance policy as an insured peril) through the Service Charge. In the event however of any change in EU or Irish Legislation which requires the replacement repair or alteration of the air-conditioning system the entire cost of same will be borne solely by the Landlord including any removal of the existing air-conditioning unit and installation of the new unit.

FIFTH SCHEDULE

MATTERS AGREED BY AND BETWEEN THE PARTIES

RE-ENTRY

1.1	If the Rent or Service Charge or Buildings Service Charge or any part of them or any additional sums hereby reserved remain unpaid for twenty-one days after becoming payable (whether formally demanded or not) or if any of the Tenant’s covenants are not performed or observed; or

1.2	if the Tenant being a company enters into liquidation (whether compulsory or voluntary) or receivership or has an examiner appointed save for the purpose of amalgamation, reconstruction; or

1.3	if the Tenant being an individual (or being more than one individual any of them) enters into a composition with his creditors or commits an act of bankruptcy or has a Receiving or Adjudication Order made against him; or

1.4	if the Tenant suffers any execution or attempted execution to be made against any of the Tenants effects then and in any of these cases it will be lawful for the Landlord to re-enter the Premises or any part of it in the name of the whole and then this demise shall absolutely determine but without prejudice to the right of action of the Landlord in respect of any arrears of Rent or Service Charge or Building Service Charge or any antecedent breach of covenant.

1.5	If this lease is validity forfeited in accordance with the foregoing provision or if a Court determines that the Landlord is entitled to re-enter the Premises and terminate the Lease the Landlord may request the Court or the Tenant before such determination is decreed to call upon the Tenant to assign or transfer this Lease to such party or parties as the Landlord may nominate in order to protect the special tax concessions available to the Landlord. In such event the Tenant shall execute all documents necessary to effect such assignment or transfer of the Lease but notwithstanding same the Tenant hereby for valuable consideration irrevocably appoints the Landlord to be the Tenant’s attorney and in its name and on its behalf to assign and transfer the Premises to the Landlord’s nominee and to execute all deeds and documents necessary for that purpose.

2.	SUSPENSION OF RENT, SERVICE CHARGE AND BUILDING SERVICE CHARGE.

2.1	If the Premises or any part of it is destroyed or damaged by any of the Insured Perils so as to be unfit for occupation or use then (unless the insurance of the Premises shall have been vitiated by the act of neglect default or omission of the Tenant) the Rent, Service Charge and Building Service Charge or a fair and just proportion of them according to the nature and extent of the damage sustained will be suspended and cease to be payable until the expiration of the loss of Rent Service Charge and Building Service Charge insurance period or the Premises being rendered fit for occupation and use whichever is the shorter.

2.2	The amount of such proportion to be determined in default of agreement by an independent surveyor.

3.	INTEREST

Without prejudice to any other right or remedy of the Landlord on foot of these presents or otherwise all sums payable by the Tenant to the Landlord whether in respect of the Rent or payments for maintenance and services, costs of insurance costs of repairs or otherwise will bear interest from the respective dates on which they fall due at the Interest Rate. The interest to apply after as well as before any Judgement.

4.	CONSENTS OF THE LANDLORD TO BE IN WRITING

Any approval, licence, consent or notice or request by the Landlord for any of the purposes of this Lease shall be in writing and shall be sufficient as regards the Landlord if it purports to be signed by a duly authorised officer and the giving of it shall be at the expense of the Tenant.

5.	PLANNING PERMISSION ETC

No warranty is given or implied by the Lease or by the Landlord or otherwise that the use to which the Tenant proposes to put the Premises or any alterations or additions the Tenant may desire to carry out will not require planning permission under the Planning Acts and the Tenant will indemnify and keep indemnified the Landlord against all costs, claims, actions, proceedings, compensation, demands or charges which may arise directly or indirectly under Planning Acts in respect of the Premises.

6.	COVENANTS RELATING TO OTHER PROPERTY

Nothing contained in this lease shall confer on the Tenant any right to the benefit or to enforce any covenant or agreement contained in any Lease or underlease or other instrument relating to any other property belonging to the Landlord.

7.	PAYMENTS TO BE TREATED AS RENT

All payments due by the Tenant to the Landlord shall for the purpose of recovery be deemed to be rent and recoverable as such.

8.	NOTICE

Any document or notice to be served on the Landlord or on the Tenant or on the Management Company may be served on the Landlord by delivering it or by sending it by pre-paid registered post addressed to the Landlord c/o Harvest Financial Services Limited, 11 Herbert Place, Dublin 2 or such other address as the Landlord shall notify the

Tenant in writing and may be served on the Tenant by delivering it or by sending it by pre-paid registered post to the Premises and may be served on the Management Company by delivering it or by sending it by prepaid registered post addressed to the Management Company’s registered office or such other address as the Management Company shall notify the Tenant in writing and any document so posted shall be deemed to have reached the party to whom it was addressed in the usual course of the post.

9.	ALTERATION OF THE ESTATE

Notwithstanding that the Estate is in the process of being developed as a business park the Tenant acknowledges that the Vendor may alter the Estate as the Vendor sees fit and there is reserved to the Vendor full rights and liberty to alter the Estate and execute any works to the Estate as the Vendor may think fit and there is reserved to the Vendor full rights and liberty to vary the location, layout and extent of the Estate including Sector 1 and any part thereof, the Common Areas including the exclusion of any part or the inclusion of any additional lands provided always that no such alteration or variation affects in a material way the Tenant’s use and occupation of the Premises, access and services thereto. Accordingly the Vendor may make leases, assignments, transfers or assurances of any part or parts of the Estate free from any conditions or covenants contained in any lease or management agreement

10.	FAILURE BY THE LANDLORD TO PROVIDE SERVICES

The Landlord will not be liable to the Tenant in respect of any failure by the Landlord to perform any of the services referred to in this Lease, whether express or implied unless and until the tenant has notified the Landlord of such failure and the Landlord has failed within a reasonable time to remedy the failure. If the Landlord shall fail to provide any service as hereinbefore specified the Tenant’s sole remedy shall be an action to compel the Landlord to do so and the Landlord shall not be liable to the Tenant in respect of any loss, injury or damage which the Tenant shall sustain as a result of failure to provide such maintenance or services. The Landlord shall not in any circumstances be liable for any loss or damage arising from any failure or delay in carrying out or providing any service if such failure or delay is due to war, civil commotion, strike, lockout, labour dispute, shortage of labour and/or materials, inclement weather, act of God, fire or other inevitable accident or other cause beyond the control of the Landlord.

11.	DISPUTES AS TO EASEMENTS

Any disputes between the Tenant and any adjoining or neighbouring Tenants of the Landlord affecting the benefit of the easements for their respective properties or any issues relating to repair of boundaries shall be decided by the Landlord’s Surveyor whose decision shall be final and binding upon all parties to the dispute.

12.	RIGHTS TO LIGHT AND AIR

The Tenant shall not by virtue of this demise be deemed to have acquired nor shall the Tenant during the Term acquire by prescription or any other means in the Premises any right of air or light or any right of way or other easement from or over or affecting any land or hereditaments belonging to the Landlord or the Vendor and not included in this demise of the Premises and the appurtenances demised therewith.

13.	APPLICABLE LAW

This Lease shall in all respects be governed by and interpreted in accordance with the laws of Ireland and the Tenant hereby irrevocably agrees that the Courts of the Republic of Ireland are to have jurisdiction in all or any disputes which arise in connection with this Lease and that accordingly any suit, action or proceedings arising out of or in connection with this Lease may be brought in such Courts. Nothing contained in this Clause shall limit the right of the Landlord to take proceedings against the Tenant in any other court of competent jurisdiction nor shall the taking of proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

14.	DEASY’S ACT

In case the Premises or any part thereof shall be destroyed or become uninhabitable or incapable of beneficial occupation or enjoyment by for or from any of the Insured Risks the Tenant hereby absolutely waives and abandons it’s rights (if any) to surrender this Lease under the provisions of Section 40 of the Landlord and Tenant Law Amendment Act Ireland 1860 or otherwise.

15.	SEVERABILITY

If any term or provision of this agreement shall be held to be invalid or unenforceable in whole or in part for any reason then such term or provision or part shall to that extent be deemed not to form part of this agreement but the validity and enforceability of the remainder of this agreement shall not be affected.

16.	BREAK CLAUSE

16.1	The Tenant may terminate this lease on the 1st day of February 2013, on the 1st day of August 2015 or on the 1st day of February 2017 (“the Option Date”) subject strictly to the following terms and conditions:-

16.1 (a)	The Tenant shall serve on the Landlord a notice in writing exercising the said right (“the Notice”) at least six months prior to the Option Date.

16.1 (b)	The Tenant shall continue to be responsible for the Rent and all outgoings on foot of this Lease up to the Option Date.

16.1. (c)	The Tenant shall on or prior to the Option Date deliver to the Landlord the original of this Lease together with all related title documents (including a release or discharge of all mortgages, charges or other encumbrances) and shall as beneficial owner deliver up vacant possession of the entirety of the premises and a duly executed and stamped transfer or surrender of this Lease.

16.1. (d)	Any such termination shall be without prejudice to any antecedent breach by either party of any of their respective covenants contained herein

16.1. (e)	This break option is exercisable by the Tenant and shall enure for the benefit of it’s successors, assigns or sub-tenants.

16.1. (f)	This break option can only be excercised by the Tenant if the Tenant has not granted a sub lease for a term which extends beyond the option date save for the situation where the Sublease may be terminated by the Tenant as per a break option in such a sublease.

SIXTH SCHEDULE

THE COMMON AREAS

The roads, paths, car parks, gardens, open spaces, water features, ponds, lakes, grass, margins, security huts and any other parts of the Estate for which no owner is directly responsible subject to the provisions of Clause 9 of the Fifth Schedule.

SEVENTH SCHEDULE

THE BUILDING COMMON AREAS

The pedestrian ways, entrance halls, corridors, passages, lobbies, landings, staircases, lifts, the main structure of the Building, the roof and foundations, the external walls, internal load bearing walls and the structural parts of the roofs, ceilings and floors, all party structures, boundary walls and all exterior parts of the Building, any part of the Building reserved by the Landlord for the housing of plant or otherwise in connection with or required for the provision of services and any other amenities in the Building or within the curtilage of it which are or may from time to time be provided or designated by the Landlord for common use by the Tenant and the occupiers of the Building and all other persons permitted by the Landlord but excluding the Lettable Areas and the areas licensed to John Player & Sons Limited for the period of the Licence granted by the Landlord to John Player being a storage room on the first floor of the building and an area located on the ground floor of the building comprising an area for a reception desk and chairs being the areas more particluarly shown on the plan or map attached hereto and thereon referred to as plan no.5. All conduits in, upon, over, under or within and exclusively serving the Building except any that form part of the Lettable Areas.

EIGHTH SCHEDULE

BUILDING SERVICE CHARGE

For the purpose of this Lease, the following expressions have the following meanings:

1.1	“Expenditure” means:

1.1:1	the aggregate of all costs, fees, expenses and outgoings whatsoever incurred by the Landlord in complying with its obligations in respect of the items set out in the Ninth Schedule (whether or not the Landlord is obliged by this Lease to incur the same);

1.1:2	such sums as the Landlord shall, in its absolute discretion, consider desirable to set aside from time to time for the purpose of providing for periodically recurring items of expenditure, whether recurring at regular or irregular intervals;

1.1:3	such provision for anticipated expenditure in respect of any of the services to be provided by the Landlord or any of the items referred to in the Ninth Schedule as the Landlord shall, in its absolute discretion, consider fair and reasonable in the circumstances;

1.1:4	Financial Year means the period from the 1st day of January in every year to the 31st day of December of such year or such other period as the Landlord may, in its absolute discretion, from time to time reasonably determine;

1.1:5	“Estimated Expenditure” means, for any Financial Year during the Term, such sum as the Landlord shall, from time to time, specify as being, in its absolute discretion, a fair and reasonable estimate of the Expenditure for the current Financial Year based upon a budget prepared by the Landlord and submitted to the Tenant; provided that the Landlord may from time to time during any Financial Year, as appropriate, submit to the Tenant revised budgets with respect to its estimate of the Expenditure for the Financial Year whereupon appropriate adjustments shall be made to such sum to reflect the revised budget(s);

1.1:6	“Accountant” means any person appointed by the Landlord to perform the function of an accountant in relation to the Expenditure:

1.2	The Landlord shall, as soon as convenient after the end of each Financial Year, prepare an account showing the Expenditure for that Financial Year and containing a fair summary of the various items comprising the Expenditure and, upon such account being certified by the Surveyor or Accountant (a copy of which shall be supplied to the Tenant), the same shall be conclusive evidence, for the purposes of this Lease of all matters of fact referred to in the account;

1.3	The Tenant shall pay to the Landlord on account of the Building Service Charge for the period commencing on the Building Service Charge Commencement Date down to the end of that Financial Year and thereafter during each subsequent Financial Year during the Term the same percentage of the Estimate Expenditure (“the Advance Payment”) as that upon which the Building Service Charge is calculated and such payments shall be made by equal quarterly payments in advance on the Installment Days (subject to adjustment if the Estimated Expenditure is revised as contemplated by the definition thereof) provided Always that the first portion of the Advance Payment shall be a proportionate part of the first installment payment of the Advance Payment as notified to the Tenant prior to delivery of this Lease and shall be payable on the execution hereof in respect of the period from and including the Building Service Charge Commencement date to the day before the Installment Days following the Building Service Charge Commencement Date;

1.4	If the Building Service Charge for any Financial Year shall:

1.4:1	exceed the Advance Payment for that Financial year, the excess, shall be paid by the Tenant to the Landlord on demand; or

1.4:2	be less than the Advance Payment for that Financial Year, the overpayment shall be credited to the Tenant against the next quarterly payment of the Building Service Charge.

1.5	Any omission by the Landlord to include in any Financial Year a sum expended or a liability incurred in that Financial Year shall not preclude the Landlord from including such sum or the amount of such liability in any subsequent Financial Year, as the Landlord shall reasonably determine.

1.6	In performing its obligations contained in this Clause, the Landlord shall be entitled, at its discretion, to employ agents, contractors and such other person as it may think fit and to delegate its duties and powers to them and their fees and expenses (including VAT) shall form part of the Expenditure.

1.7	The Landlord may, at its discretion, withhold, add to, extend, vary or make any alterations to any of the services from time to time if the Landlord shall reasonably deem it desirable to do so for the more efficient management, security and operation of the Building, or for the comfort of the tenants in the Building.

1.8	The provisions of this clause shall continue to apply notwithstanding the expiration or sooner Determination of the Term but only in respect of the period down to such expiration or sooner determination, the Building Service Charge for that Financial Year being apportioned for the said period on a daily basis.

1.9	Nothing in this clause or these presents will disable the Landlord from maintaining an action against the Tenant in respect of non-payment of any advance payment notwithstanding that the certificate had not been signed at the time of the proceedings subject nevertheless to proof in the proceedings by the Landlord that the Advance Payment demanded and unpaid is of a fair and reasonable amount having regard to the prospective Building Service Charge ultimately payable by the Tenant.

NINTH SCHEDULE

BUILDING SERVICES

The Landlord Covenants:

1.	The Building Services.

1.1	Subject to reimbursement by the Tenant of the Building Service Charge , to use all reasonable endeavours to provide the following services in accordance with the principles of good estate management:

1.1:1	To keep, maintain, repair, clean, decorate, paint, replace and renew the Building Common Areas and the parts of the Building for which no tenant of any part is directly responsible including the roof and structural walls foundations, air- conditioning system and boiler/heating system.

1.1:2	To keep, maintain, repair, inspect, service, overhaul and renew and replace all electrical and mechanical equipment used in connection with the Building Common Areas.

1.1:3	To maintain all plants and decorative features within the Building Common Areas.

1.1:4	To maintain, repair, replace and renew, clean and decorate (where applicable) all structures or walls, sewers, drains, pipes, water courses, wires and other services for which no tenant of any part of the Building is directly responsible.

1.1:5	To pay rates and water rates and any outgoings in respect of the Building Common Areas, water rates attributable to the Building insofar as they will not be attributable to any other occupier of any part separately assessed by the local authority.

1.1:6	To provide adequate lighting in the Building Common Areas.

1.1:7	To maintain all equipment required to service the Building Common Areas.

1.1:8	To provide for and engage staff as the Landlord may in it’s discretion consider necessary or desirable to engage in order to supervise or provide the services.

1.1:9	To employ (if so required by the Landlord) an accountant for the purposes of keeping accounts and furnishing statements of the costs and expenditure incurred by the Landlord in supplying the services and other matters relating to the Building and the Building Common Areas and also the payment of any charges and expenses properly payable to any auditor in connection with any accounts and statement of costs and expenditure.

1.1:10	To provide any other services required by any public or local authority having power to require them.

1.1:11	To provide any other service at the Landlord’s sole discretion it considers necessary or desirable for the orderly convenient and proper operation and maintenance of the Building as a whole or any part or extension of it and to cease to provide existing services if considered to be unnecessary in the future.

TENTH SCHEDULE

The Landlord

1.	Kevin Barry of 22 Grove Lawn, Blackrock, Co. Dublin.
2.	Brian Foley of 41 Avoca Park, Blackrock, Co. Dublin.
3.	Vincent Foley of 19 Temple Road, Rathgar, Dublin 6.
4.	Tom Anthony Kirwan of Tyrone, Nenagh, Co. Tipperary.
5.	Anthony Reynell of 35 Donnybrook Manor, Dublin 4.
6.	John O’Connor of 15 Elgin Road, Ballsbridge, Dublin 4.
7.	Terry Devitt of 32 Casimir Row, Dublin 6W.
8.	Frank McGrath of 68 Churchfield, Milltown, Dublin 4.
9.	Joseph Keaveny of 8 Glenart Avenue, Blackrock, Co. Dublin.
10.	Paul Brennan of 11 Strand Road, Sandymount, Dublin 4.
11.	Noel McCarthy of Bengarra, Dublin Road, Naas, Co. Kildare.
12.	Morgan O’Connell of Minard, Woodside, Carrigrohane, Co. Cork.
13.	Corla Mansfield of Ardclough, Straffan, Co. Kildare.

Planning 2
UNIT TYPE
UNIT 1 TYPE A
UNIT 6 TYPE B
NEW MAIN ACCESS ROAD
EXISTING DISTRIBUTOR ROAD SECTION
M50 MOTORWAY
WATER WORKS
GRAND CANAL
AREA HATCHED TO BE THE SUBJECT OF CONDITION FOR FUTHER SUBMISSION
Plan No. 2
SITE LAYOUT SECTOR 1
PARKWEST INDUSTRIAL DEVELOPMENT
SITE LAYOUT LANDSCAPING
G002-PA4-00
DEC '97
1:1000
CAD
PARKWEST (DUBLIN) LTD

Plan 4

~~Plan No 3~~
REVISED.

5 NO. PARKING SPACES
BLOCK 21
SHADED IN

LOCATION (C) - Nos. 75-79.
N.T.S. SEPT 2009.
FARRELLY DESIGN ASSOCS

BLOCK 21
FFL-53.600
CAR SPACES
85 - 104 inc.
BLOCK 8
CAR SPACES
1 - 32 inc.
BLOCK 7
FFL-55.900
CAR SPACES
33 - 84 inc.
C

PROPERTY: 1st Floor, 21 Beckett Way, Parkwest Business Park, Dublin 12 **Watts and Partners**

GROUND FLOOR PLAN
PRODUCTION/ADMINISTRATION AREA
PRODUCTION/ADMINISTRATION AREA
RECEPTION No.1
1
2
3
4
5
6
7
8
9
A
B
C
D
E
6000
6000
6000
6000

JOB REF: SAS/GS/COL/102405
CLIENT: John Player & Sons

globoforce

LEFT - OPTION 01d

LAN ROOM
24
17
6
CANTEEN
STORAGE KEY
SCREEN KEY

STAFF NUMBER: 49
OFFICES: 2
MEETING ROOMS: 3
LAN ROOM
OPENPLAN : 47
CANTEEN : 10 CAPACITY

STOCK FURNITURE

DWG TITLE: FURNITURE PLAN (LHS)	
REV / DATE / NOTE	
CLIENT:	GLOBOFORCE
PROJECT:	GROUND FLOOR, UNIT 21, PARKWEST, DUBLIN 12
DATE: 31.01.14	SCALE: 1:100(A2) / DRAWN BY: A.T.

PROJECT MANAGEMENT - DESIGN
FURNITURE - PARTITIONS

SIGNED AND DELIVERED for and on behalf of as a deed of THE LANDLORD by his lawfully appointed attorney in the presence of:

/s/ Terry Devitt
Signature of Terry Devitt

/s/ John Middleton
WITNESS SIGNATURE

PRESENT when the Common Seal of AIRSCAPE LIMITED was affixed hereto:
Director
Director/Secretary

PRESENT when the Common Seal of GLOBAL FORCE LIMITED was affixed hereto:

/s/ Jim O’Dea
Director

/s/ Niamh Graham
Director

Amended Stamp Certificate

Document ID:	130083088B	Date Issued: 03/12/2013
Stamp Certificate ID:	13-0306015-A724-211013-F	Notice Number: 27732584-91779M
Duty:	€ 466.50
Total:	€ 466.50
Date of Execution of Instrument:	21/10/2013

Parties From:	TERRY DEVITT
ANTHONY REYNELL
JOHN O’CONNOR
JOSEPH KEAVENEY
THOMAS A KIRWAN
And Other Parties

Parties To:	GLOBOGIFT COM LTD

Property	Part of Ground floor Block 21, Park West Business Park
	Non Residential: Rent: €45,468.00	Duty: €454.00
Rent Review: €12.50

SEVERAL PERSONS REFERRED

TO IN SCHEDULE 8 OF THE ONE PART

AND

GLOBAL FORCE LIMITED

LEASE

David Walley & Co

Solicitors

54 Amiens Street

Dublin 1